Exhibit 4.1

SUPPLEMENTAL INDENTURE NO. 3

THIS SUPPLEMENTAL INDENTURE No. 3, dated as of October 11, 2019 (this “Supplemental Indenture”), among CIGNA CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), Cigna Holding Company, a corporation duly organized and existing under the laws of the State of Delaware (“Cigna”), Express Scripts Holding Company, a corporation duly organized and existing under the laws of the State of Delaware (“Express Scripts” and, together with Cigna, the “Guarantors”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association duly organized and existing under the laws of the United States of America, as trustee and collateral agent (the “Trustee”).

RECITALS OF THE COMPANY:

WHEREAS, the Company and the Trustee are parties to an Indenture, dated as of September 17, 2018 (the “Base Indenture” and, as amended and otherwise modified on or prior to the date hereof, and as supplemented by this Supplemental Indenture No. 3, the “Indenture”), relating to the issuance from time to time by the Company of its Securities on terms to be specified at the time of issuance;

WHEREAS, Section 9.01(7) of the Base Indenture provides that the Company may enter into a supplemental indenture to establish the terms and provisions of Securities of any series issued pursuant to the Indenture;

WHEREAS, the Company desires to issue 23 separate series of Securities, and has duly authorized the creation and issuance of such Securities and the execution and delivery of this Supplemental Indenture to modify the Base Indenture and provide certain additional provisions as hereinafter described;

WHEREAS, the parties hereto deem it advisable to enter into this Supplemental Indenture for the purpose of establishing the terms of such Securities, providing for the rights, obligations and duties of the Trustee with respect to such Securities; and

WHEREAS, all conditions and requirements of the Base Indenture necessary to make this Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto.

NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, receipt of which is hereby acknowledged by the parties hereto, the parties hereto agree as follows:

Article 1
Definitions

Section 1.01.      Definitions.

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(a)                For all purposes of this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Regulation S Global Note or beneficial interest therein, the rules and procedures of the Depository for such Global Note, Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

“Business Day,” means any day other than a Saturday, Sunday or other day on which banking institutions in The City of New York are authorized or obligated by law or executive order to be closed.

“Clearstream” means Clearstream Banking, S.A., Luxembourg.

“Definitive Note” means a certificated Note bearing, if required, the appropriate Restricted Notes Legend set forth in Section 2.11(e).

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Designated Subsidiary” means each of Cigna, Connecticut General Life Insurance Company, Life Insurance Company of North America, Express Scripts, Express Scripts, Inc. and Medco Health Solutions, Inc., so long as it remains a Subsidiary, or any Subsidiary which is a successor of a Designated Subsidiary.

“Domestic Subsidiary” means a Subsidiary that is organized or established under the laws of the United States of America, any state thereof or the District of Columbia.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

“Exchange Notes” has the meaning specified in the Registration Rights Agreement.

“Global Notes Legend” means the legend set forth in Section 2.11(e)(i).

“Guarantors” means each of Cigna and Express Scripts from and after the date, if any, that such entity executes a supplemental indenture until the date that such entity is released from its Guarantee pursuant to Section 3.03 hereof or otherwise.

“Initial Notes” means the Notes issued pursuant to this Supplemental Indenture on the date hereof.

“Interest Payment Date” when used with respect to any Notes, means the date specified in such Notes as the fixed date on which an installment of interest is due and payable.

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“Notes Custodian” means the custodian with respect to a Global Note (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.

“Offering Memorandum” means the Company’s offering memorandum and consent solicitation statement, dated as of September 26, 2018, relating to the offering of the Initial Notes.

“Qualified Institutional Buyer” or “QIB” has the meaning specified in Rule 144A promulgated under the Securities Act.

“Record Date” means the close of business on the date that is fifteen (15) calendar days prior to the date on which interest is scheduled to be paid, regardless of whether such date is a Business Day; provided that if any of the Notes are held by a securities depositary in book-entry form, the record date for such Notes will be the close of business on the Business Day immediately preceding the date on which interest is scheduled to be paid.

“Registered Exchange Offer” means the offer by the Company, pursuant to the Registration Rights Agreement, to certain Holders of Initial Notes, to issue and deliver to such Holders, in exchange for their Initial Notes, a like aggregate principal amount of Exchange Notes registered under the Securities Act.

“Registration Rights Agreement” means the Registration Rights Agreement dated as of October 11, 2019, among the Company and the Guarantors.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Notes” means all Notes offered and sold in an offshore transaction in reliance on Regulation S.

“Restricted Notes Legend” means the legend set forth in Section 2.11(e)(ii).

“Restricted Period” means with respect to any Notes the period that is 40 consecutive days beginning on and including the later of (i) the day on which such Notes are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the date of original issuance with respect to such Notes.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 144A Notes” means all Notes offered and sold to purchasers reasonably believed to be QIBs in reliance on Rule 144A.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

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“Stated Maturity” means, with respect to each series, the relevant date set forth in Section 2.03.

“Transfer Restricted Note” means any Note that bears or is required to bear a Restricted Notes Legend.

(b)               The terms defined in this Section have the meanings assigned to them in this Section and include the plural as well as the singular.

(c)                terms used herein without definition shall have the meanings specified in the Base Indenture.

(d)               All references to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture.

(e)                The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.

(f)                All references to “interest” on the Notes shall be deemed to include any additional interest thereof pursuant to the Registration Rights Agreement.

Section 1.02.      Index of Defined Terms.

Term	Section
4.500% Notes due 2021	2.01(a)
4.000% Notes due 2022	2.01(b)
8.30% Notes due 2023	2.01(c)
7.65% Notes due 2023	2.01(d)
3.250% Notes due 2025	2.01(e)
7.875% Notes due 2027	2.01(f)
3.050% Notes due 2027	2.01(g)
8.30% Step-Down Notes due 2033	2.01(h)
6.150% Notes due 2036	2.01(i)
5.875% Notes due 2041	2.01(j)
5.375% Notes due 2042	2.01(k)
3.875% Notes due 2047	2.01(l)
3.300% Notes due 2021	2.01(m)
4.750% Notes due 2021	2.01(n)
3.900% Notes due 2022	2.01(o)
3.050% Notes due 2022	2.01(p)
3.000% Notes due 2023	2.01(q)
3.50% Notes due 2024	2.01(r)
4.500% Notes due 2026	2.01(s)

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3.400% Notes due 2027	2.01(t)
6.125% Notes due 2041	2.01(u)
4.800% Notes due 2046	2.01(v)
4.125% Notes due 2020	2.01(w)
Additional Notes	2.02(y)
Agent Members	2.10(c)(ii)
Applicable Procedures	1.01(a)
Base Indenture	Recitals
Below Investment Grade Rating Event	2.13(e)
Business Day	1.01(a)
Change of Control	2.13(e)
Change of Control Offer	2.13(a)
Change of Control Payment	2.13(a)
Change of Control Payment Date	2.13(a)
Change of Control Triggering Event	2.13(e)
Cigna	1.01(a)
Clearstream	1.01(a)
Company	Preamble
Comparable Treasury Issue	2.14(d)
Comparable Treasury Price	2.14(d)
Definitive Note	1.01(a)
Depository	1.01(a)
Designated Subsidiary	1.01(a)
Domestic Subsidiary	1.01(a)
Euroclear	1.01(a)
Exchange Act	2.13(b)
Exchange Notes	1.01(a)
Express Scripts	1.01(a)
Fitch	2.13(e)
Guarantee	3.01(a)
Guarantee Release Condition	3.03(a)
Guarantors	1.01(a)
Indenture	Recitals
Independent Investment Banker	2.14(d)
Initial Notes	1.01(a)
Interest Payment Date	1.01(a)
Investment Grade Rating	2.13(e)
Make-Whole Basis Points	2.14(d)
Moody’s	2.13(e)
nationally recognized statistical rating organization	1.01(a)
Notes	2.01(w)
Notes Custodian	1.01(a)
Offering Memorandum	Section 1.01(a)
Par Call Date	2.14(d)
person	Section 2.13(e)
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Primary Treasury Dealer	2.14(d)
QIB	1.01(a)
Qualified Institutional Buyer	1.01(a)
Rating Agencies	2.13(e)
Record Date	1.01(a)
Reference Treasury Dealer	2.14(d)
Reference Treasury Dealer Quotations	2.14(d)
Registered Exchange Offer	1.01(a)
Registration Rights Agreement	1.01(a)
Regular Record Date	Section 2.04(z)
Regulation S	1.01(a)
Regulation S Global Note	2.10(b)(i)(B)
Regulation S Notes	1.01(a)
Restricted Notes Legend	1.01(a)
Restricted Period	1.01(a)
Rule 144	1.01(a)
Rule 144A	1.01(a)
Rule 144A Global Note	2.10(b)(i)(B)
Rule 144A Notes	1.01(a)
S&P	2.13(e)
Securities Act	1.01(a)
Stated Maturity	1.01(a)
Supplemental Indenture	Preamble
Transfer Restricted Note	1.01(a)
Treasury Rate	2.14(d)
Trustee	Preamble
voting stock	2.13(e)

Article 2
The Notes

Section 2.01.      Title of Securities. There shall be:

(a)                a series of Securities designated the “4.500% Notes due 2021” of the Company (the “4.500% Notes due 2021”);

(b)               a series of Securities designated the “4.000% Notes due 2022” of the Company (the “4.000% Notes due 2022”);

(c)                a series of Securities designated the “8.30% Notes due 2023” of the Company (the “8.30% Notes due 2023”);

(d)               a series of Securities designated the “7.65% Notes due 2023” of the Company (the “7.65% Notes due 2023”);

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(e)                a series of Securities designated the “3.250% Notes due 2025” of the Company (the “3.250% Notes due 2025”);

(f)                a series of Securities designated the “7.875% Notes due 2027” of the Company (the “7.875% Notes due 2027”);

(g)               a series of Securities designated the “3.050% Notes due 2027” of the Company (the “3.050% Notes due 2027”);

(h)               a series of Securities designated the “8.30% 2033 Step-Down Notes” of the Company (the “8.30% 2033 Step-Down Notes due 2033”);

(i)                 a series of Securities designated the “6.150% Notes due 2036” of the Company (the “6.150% Notes due 2036”);

(j)                 a series of Securities designated the “5.875% Notes due 2041” of the Company (the “5.875% Notes due 2041”);

(k)               a series of Securities designated the “5.375% Notes due 2042” of the Company (the “5.375% Notes due 2042”);

(l)                 a series of Securities designated the “3.875% Notes due 2047” of the Company (the “3.875% Notes due 2047”);

(m)             a series of Securities designated the “3.300% Notes due 2021” of the Company (the “3.300% Notes due 2021”);

(n)               a series of Securities designated the “4.750% Notes due 2021” of the Company (the “4.750% Notes due 2021”);

(o)               a series of Securities designated the “3.900% Notes due 2022” of the Company (the “3.900% Notes due 2022”);

(p)               a series of Securities designated the “3.050% Notes due 2022” of the Company (the “3.050% Notes due 2022”);

(q)               a series of Securities designated the “3.000% Notes due 2023” of the Company (the “3.000% Notes due 2023”);

(r)                 a series of Securities designated the “3.50% Notes due 2024” of the Company (the “3.50% Notes due 2024”);

(s)                a series of Securities designated the “4.500% Notes due 2026” of the Company (the “4.500% Notes due 2026”);

(t)                 a series of Securities designated the “3.400% Notes due 2027” of the Company (the “3.400% Notes due 2027”);

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(u)               a series of Securities designated the “6.125% Notes due 2041” of the Company (the “6.125% Notes due 2041”);

(v)               a series of Securities designated the “4.800% Notes due 2046” of the Company (the “4.800% Notes due 2046”);

(w)             a series of Securities designated the “4.125% Notes due 2020” of the Company (the “4.125% Notes due 2020” and, together with the 4.500% Notes due 2021, the 4.000% Notes due 2022, the 8.30% Notes due 2023, the 7.65% Notes due 2023, the 3.250% Notes due 2025, the 7.875% Notes due 2027, the 3.050% Notes due 2027, the 8.30% 2033 Step-Down Notes, the 6.150% Notes due 2036, the 5.875% Notes due 2041, the 5.375% Notes due 2042, the 3.875% Notes due 2047, the 3.300% Notes due 2021, the 4.750% Notes due 2021, the 3.900% Notes due 2022, the 3.050% Notes due 2022, the 3.000% Notes due 2023, the 3.50% Notes due 2024, the 4.500% Notes due 2026, the 3.400% Notes due 2027, the 6.125% Notes due 2041 and the 4.800% Notes due 2046, the “Notes”).

Section 2.02.      Limitation of Aggregate Principal Amount.

(a)                The aggregate principal amount of the 4.500% Notes due 2021 shall initially be limited to $300,000,000.

(b)               The aggregate principal amount of the 4.000% Notes due 2022 shall initially be limited to $750,000,000.

(c)                The aggregate principal amount of the 8.30% Notes due 2023 shall initially be limited to $16,860,000.

(d)               The aggregate principal amount of the 7.65% Notes due 2023 shall initially be limited to $100,000,000.

(e)                The aggregate principal amount of the 3.250% Notes due 2025 shall initially be limited to $900,000,000.

(f)                The aggregate principal amount of the 7.875% Notes due 2027 shall initially be limited to $259,483,000.

(g)               The aggregate principal amount of the 3.050% Notes due 2027 shall initially be limited to $600,000,000.

(h)               The aggregate principal amount of the 8.30% 2033 Step-Down Notes shall initially be limited to $45,354,000.

(i)                 The aggregate principal amount of the 6.150% Notes due 2036 shall initially be limited to $190,498,000.

(j)                 The aggregate principal amount of the 5.875% Notes due 2041 shall initially be limited to $120,523,000.

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(k)               The aggregate principal amount of the 5.375% Notes due 2042 shall initially be limited to $317,282,000.

(l)                 The aggregate principal amount of the 3.875% Notes due 2047 shall initially be limited to $1,000,000,000.

(m)             The aggregate principal amount of the 3.300% Notes due 2021 shall initially be limited to $500,000,000.

(n)               The aggregate principal amount of the 4.750% Notes due 2021 shall initially be limited to $1,250,000,000.

(o)               The aggregate principal amount of the 3.900% Notes due 2022 shall initially be limited to $1,000,000,000.

(p)               The aggregate principal amount of the 3.050% Notes due 2022 shall initially be limited to $500,000,000.

(q)               The aggregate principal amount of the 3.000% Notes due 2023 shall initially be limited to $1,000,000,000.

(r)                 The aggregate principal amount of the 3.50% Notes due 2024 shall initially be limited to $1,000,000,000.

(s)                The aggregate principal amount of the 4.500% Notes due 2026 shall initially be limited to $1,500,000,000.

(t)                 The aggregate principal amount of the 3.400% Notes due 2027 shall initially be limited to $1,500,000,000.

(u)               The aggregate principal amount of the 6.125% Notes due 2041 shall initially be limited to $448,668,000.

(v)               The aggregate principal amount of the 4.800% Notes due 2046 shall initially be limited to $1,500,000,000.

(w)             The aggregate principal amount of the 4.125% Notes due 2020 shall initially be limited to $500,000,000.

(x)               In the case of each series of Notes, the aggregate principal amount specified in this Section shall be subject to the amount of such series that is authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, such series pursuant to Section 3.04, 3.05, 3.06, 9.06 or 11.07 of the Base Indenture and the amount of such series which, pursuant to Section 3.03 of the Base Indenture, is deemed never to have been authenticated and delivered thereunder.

(y)               The Company may from time to time, without notice to or the consent of the Holders of any series of Notes, create and issue further Notes of any such series

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ranking equally with the Notes of such series (and being treated as a single class with the Notes of such series) in all respects (“Additional Notes”); provided, however, that if such Additional Notes are not fungible with the Notes of such series for U.S. federal income tax purposes, such Additional Notes will have a separate CUSIP number. The Notes of each series and any Additional Notes of such series, together with any Exchange Notes issued with respect to such series in accordance with the Registration Rights Agreement, will be treated as a single series or class for all purposes under the Indenture, including, without limitation, waivers, amendments and redemptions. Notwithstanding anything to the contrary in this Indenture (including Article IX of the Base Indenture), the Company and the Trustee, without the consent of any Holders, at any time and from time to time, may amend or supplement this Indenture, including through the execution of one or more supplemental indentures, to permit and facilitate the issuance of Additional Notes as described in the first sentence of this Section 2.02(y) and to implement procedures relating to the form and transferability of such Additional Notes.

Section 2.03.      Principal Payment Date.

(a)                The principal amount of the 4.500% Notes due 2021 outstanding (together with any accrued and unpaid interest) shall be payable in a single installment on March 15, 2021, which date shall be the Stated Maturity of the 4.500% Notes due 2021.

(b)               The principal amount of the 4.000% Notes due 2022 outstanding (together with any accrued and unpaid interest) shall be payable in a single installment on February 15, 2022, which date shall be the Stated Maturity of the 4.000% Notes due 2022.

(c)                The principal amount of the 8.30% Notes due 2023 outstanding (together with any accrued and unpaid interest) shall be payable in a single installment on January 15, 2023, which date shall be the Stated Maturity of the 8.30% Notes due 2023.

(d)               The principal amount of the 7.65% Notes due 2023 outstanding (together with any accrued and unpaid interest) shall be payable in a single installment on March 1, 2023, which date shall be the Stated Maturity of the 7.65% Notes due 2023.

(e)                The principal amount of the 3.250% Notes due 2025 outstanding (together with any accrued and unpaid interest) shall be payable in a single installment on April 15, 2025, which date shall be the Stated Maturity of the 3.250% Notes due 2025.

(f)                The principal amount of the 7.875% Notes due 2027 outstanding (together with any accrued and unpaid interest) shall be payable in a single installment on May 15, 2027, which date shall be the Stated Maturity of the 7.875% Notes due 2027.

(g)               The principal amount of the 3.050% Notes due 2027 outstanding (together with any accrued and unpaid interest) shall be payable in a single installment on October 15, 2027, which date shall be the Stated Maturity of the 3.050% Notes due 2027.

(h)               The principal amount of the 8.30% 2033 Step-Down Notes outstanding (together with any accrued and unpaid interest) shall be payable in a single installment on

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January 15, 2033, which date shall be the Stated Maturity of the 8.30% 2033 Step-Down Notes.

(i)                 The principal amount of the 6.150% Notes due 2036 outstanding (together with any accrued and unpaid interest) shall be payable in a single installment on November 15, 2036, which date shall be the Stated Maturity of the 6.150% Notes due 2036.

(j)                 The principal amount of the 5.875% Notes due 2041 outstanding (together with any accrued and unpaid interest) shall be payable in a single installment on March 15, 2041, which date shall be the Stated Maturity of the 5.875% Notes due 2041.

(k)               The principal amount of the 5.375% Notes due 2042 outstanding (together with any accrued and unpaid interest) shall be payable in a single installment on February 15, 2042, which date shall be the Stated Maturity of the 5.375% Notes due 2042.

(l)                 The principal amount of the 3.875% Notes due 2047 outstanding (together with any accrued and unpaid interest) shall be payable in a single installment on October 15, 2047, which date shall be the Stated Maturity of the 3.875% Notes due 2047.

(m)             The principal amount of the 3.300% Notes due 2021 outstanding (together with any accrued and unpaid interest) shall be payable in a single installment on February 25, 2021, which date shall be the Stated Maturity of the 3.300% Notes due 2021.

(n)               The principal amount of the 4.750% Notes due 2021 outstanding (together with any accrued and unpaid interest) shall be payable in a single installment on November 15, 2021, which date shall be the Stated Maturity of the 4.750% Notes due 2021.

(o)               The principal amount of the 3.900% Notes due 2022 outstanding (together with any accrued and unpaid interest) shall be payable in a single installment on February 15, 2022, which date shall be the Stated Maturity of the 3.900% Notes due 2022.

(p)               The principal amount of the 3.050% Notes due 2022 outstanding (together with any accrued and unpaid interest) shall be payable in a single installment on November 30, 2022, which date shall be the Stated Maturity of the 3.050% Notes due 2022.

(q)               The principal amount of the 3.000% Notes due 2023 outstanding (together with any accrued and unpaid interest) shall be payable in a single installment on July 15, 2023, which date shall be the Stated Maturity of the 3.000% Notes due 2023.

(r)                 The principal amount of the 3.50% Notes due 2024 outstanding (together with any accrued and unpaid interest) shall be payable in a single installment on June 15, 2024, which date shall be the Stated Maturity of the 3.50% Notes due 2024.

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(s)                The principal amount of the 4.500% Notes due 2026 outstanding (together with any accrued and unpaid interest) shall be payable in a single installment on February 25, 2026, which date shall be the Stated Maturity of the 4.500% Notes due 2026.

(t)                 The principal amount of the 3.400% Notes due 2027 outstanding (together with any accrued and unpaid interest) shall be payable in a single installment on March 1, 2027, which date shall be the Stated Maturity of the 3.400% Notes due 2027.

(u)               The principal amount of the 6.125% Notes due 2041 outstanding (together with any accrued and unpaid interest) shall be payable in a single installment on November 15, 2041, which date shall be the Stated Maturity of the 6.125% Notes due 2041.

(v)               The principal amount of the 4.800% Notes due 2046 outstanding (together with any accrued and unpaid interest) shall be payable in a single installment on July 15, 2046, which date shall be the Stated Maturity of the 4.800% Notes due 2046.

(w)             The principal amount of the 4.125% Notes due 2020 outstanding (together with any accrued and unpaid interest) shall be payable in a single installment on September 15, 2020, which date shall be the Stated Maturity of the 4.125% Notes due 2020.

Section 2.04.      Interest on the Notes.

(a)                The rate of interest on each 4.500% Notes due 2021 shall be 4.500% per annum, accruing from the date of original issuance or from the most recent date to which interest has been paid or duly provided for, and interest on each 4.500% Notes due 2021 shall be payable semi-annually in arrears on March 15 and September 15 of each year, commencing on March 15, 2020, and on the Maturity of such series.

(b)               The rate of interest on each 4.000% Notes due 2022 shall be 4.000% per annum, accruing from the date of original issuance or from the most recent date to which interest has been paid or duly provided for, and interest on each 4.000% Notes due 2022 shall be payable semi-annually in arrears on February 15 and August 15 of each year, commencing on February 15, 2020, and on the Maturity of such series.

(c)                The rate of interest on each 8.30% Notes due 2023 shall be 8.30% per annum, accruing from the date of original issuance or from the most recent date to which interest has been paid or duly provided for, and interest on each 8.30% Notes due 2023 shall be payable semi-annually in arrears on January 15 and July 15 of each year, commencing on January 15, 2020, and on the Maturity of such series.

(d)               The rate of interest on each 7.65% Notes due 2023 shall be 7.65% per annum, accruing from the date of original issuance or from the most recent date to which interest has been paid or duly provided for, and interest on each 7.65% Notes due 2023 shall be payable semi-annually in arrears on March 1 and September 1 of each year, commencing on March 1, 2020, and on the Maturity of such series.

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(e)                The rate of interest on each 3.250% Notes due 2025 shall be 3.250% per annum, accruing from the date of original issuance or from the most recent date to which interest has been paid or duly provided for, and interest on each 3.250% Notes due 2025 shall be payable semi-annually in arrears on April 15 and October 15 of each year, commencing on October 15, 2019, and on the Maturity of such series.

(f)                The rate of interest on each 7.875% Notes due 2027 shall be 7.875% per annum, accruing from the date of original issuance or from the most recent date to which interest has been paid or duly provided for, and interest on each 7.875% Notes due 2027 shall be payable semi-annually in arrears on May 15 and November 15 of each year, commencing on November 15, 2019, and on the Maturity of such series.

(g)               The rate of interest on each 3.050% Notes due 2027 shall be 3.050% per annum, accruing from the date of original issuance or from the most recent date to which interest has been paid or duly provided for, and interest on each 3.050% Notes due 2027 shall be payable semi-annually in arrears on April 15 and October 15 of each year, commencing on October 15, 2019, and on the Maturity of such series.

(h)               The rate of interest on each 8.30% 2033 Step-Down Notes shall be 8.30% per annum until, but not including January 15, 2023, and on and from January 15, 2023, 8.08% per annum, accruing from the date of original issuance or from the most recent date to which interest has been paid or duly provided for, and interest on each 8.30% 2033 Step-Down Notes shall be payable semi-annually in arrears on January 15 and July 15 of each year, commencing on January 15, 2020, and on the Maturity of such series.

(i)                 The rate of interest on each 6.150% Notes due 2036 shall be 6.150% per annum, accruing from the date of original issuance or from the most recent date to which interest has been paid or duly provided for, and interest on each 6.150% Notes due 2036 shall be payable semi-annually in arrears on May 15 and November 15 of each year, commencing on November 15, 2019, and on the Maturity of such series.

(j)                 The rate of interest on each 5.875% Notes due 2041 shall be 5.875% per annum, accruing from the date of original issuance or from the most recent date to which interest has been paid or duly provided for, and interest on each 5.875% Notes due 2041 shall be payable semi-annually in arrears on March 15 and September 15 of each year, commencing on March 15, 2020, and on the Maturity of such series.

(k)               The rate of interest on each 5.375% Notes due 2042 shall be 5.375% per annum, accruing from the date of original issuance or from the most recent date to which interest has been paid or duly provided for, and interest on each 5.375% Notes due 2042 shall be payable semi-annually in arrears on February 15 and August 15 of each year, commencing on February 15, 2020, and on the Maturity of such series.

(l)                 The rate of interest on each 3.875% Notes due 2047 shall be 3.875% per annum, accruing from the date of original issuance or from the most recent date to which interest has been paid or duly provided for, and interest on each 3.875% Notes due 2047

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shall be payable semi-annually in arrears on April 15 and October 15 of each year, commencing on October 15, 2019, and on the Maturity of such series.

(m)             The rate of interest on each 3.300% Notes due 2021 shall be 3.300% per annum, accruing from the date of original issuance or from the most recent date to which interest has been paid or duly provided for, and interest on each 3.300% Notes due 2021 shall be payable semi-annually in arrears on February 25 and August 25 of each year, commencing on February 25, 2020, and on the Maturity of such series.

(n)               The rate of interest on each 4.750% Notes due 2021 shall be 4.750% per annum, accruing from the date of original issuance or from the most recent date to which interest has been paid or duly provided for, and interest on each 4.750% Notes due 2021 shall be payable semi-annually in arrears on May 15 and November 15 of each year, commencing on November 15, 2019, and on the Maturity of such series.

(o)               The rate of interest on each 3.900% Notes due 2022 shall be 3.900% per annum, accruing from the date of original issuance or from the most recent date to which interest has been paid or duly provided for, and interest on each 3.900% Notes due 2022 shall be payable semi-annually in arrears on February 15 and August 15 of each year, commencing on February 15, 2020, and on the Maturity of such series.

(p)               The rate of interest on each 3.050% Notes due 2022 shall be 3.050% per annum, accruing from the date of original issuance or from the most recent date to which interest has been paid or duly provided for, and interest on each 3.050% Notes due 2022 shall be payable semi-annually in arrears on May 30 and November 30 of each year, commencing on November 30, 2019, and on the Maturity of such series.

(q)               The rate of interest on each 3.000% Notes due 2023 shall be 3.000% per annum, accruing from the date of original issuance or from the most recent date to which interest has been paid or duly provided for, and interest on each 3.000% Notes due 2023 shall be payable semi-annually in arrears on January 15 and July 15 of each year, commencing on January 15, 2020, and on the Maturity of such series.

(r)                 The rate of interest on each 3.50% Notes due 2024 shall be 3.50% per annum, accruing from the date of original issuance or from the most recent date to which interest has been paid or duly provided for, and interest on each 3.50% Notes due 2024 shall be payable semi-annually in arrears on June 15 and December 15 of each year, commencing on December 15, 2019, and on the Maturity of such series.

(s)                The rate of interest on each 4.500% Notes due 2026 shall be 4.500% per annum, accruing from the date of original issuance or from the most recent date to which interest has been paid or duly provided for, and interest on each 4.500% Notes due 2026 shall be payable semi-annually in arrears on February 25 and August 25 of each year, commencing on February 25, 2020, and on the Maturity of such series.

(t)                 The rate of interest on each 3.400% Notes due 2027 shall be 3.400% per annum, accruing from the date of original issuance or from the most recent date to which interest has been paid or duly provided for, and interest on each 3.400% Notes due 2027

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shall be payable semi-annually in arrears on March 1 and September 1 of each year, commencing on March 1, 2020, and on the Maturity of such series.

(u)               The rate of interest on each 6.125% Notes due 2041 shall be 6.125% per annum, accruing from the date of original issuance or from the most recent date to which interest has been paid or duly provided for, and interest on each 6.125% Notes due 2041 shall be payable semi-annually in arrears on May 15 and November 15 of each year, commencing on November 15, 2019, and on the Maturity of such series.

(v)               The rate of interest on each 4.800% Notes due 2046 shall be 4.800% per annum, accruing from the date of original issuance or from the most recent date to which interest has been paid or duly provided for, and interest on each 4.800% Notes due 2046 shall be payable semi-annually in arrears on January 15 and July 15 of each year, commencing on January 15, 2020, and on the Maturity of such series.

(w)             The rate of interest on each 4.125% Notes due 2020 shall be 4.125% per annum, accruing from the date of original issuance or from the most recent date to which interest has been paid or duly provided for, and interest on each 4.125% Notes due 2020 shall be payable semi-annually in arrears on March 15 and September 15 of each year, commencing on March 15, 2020, and on the Maturity of such series.

(x)               The amount of interest payable on the Notes on any Interest Payment Date shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable for any period shorter than a full monthly period shall be computed on the basis of the actual number of calendar days elapsed in such a period.

(y)               If the date on which a payment of interest or principal on the Notes is scheduled to be paid is not a Business Day, then that interest or principal payable on such date will be paid on the next succeeding Business Day, and no further interest will accrue as a result of such delay.

(z)                The interest payable in respect of any Notes, and punctually paid or duly provided for, on any Interest Payment Date in respect of such Notes will be paid to the Person in whose name such Note (or one or more Predecessor Securities) is registered at the close of business on the date that is fifteen (15) calendar days prior to the date on which interest is scheduled to be paid, regardless of whether such date is a Business Day (the “Regular Record Date”), provided that if any of the Notes are held by a securities depositary in book-entry form, the Regular Record Date for such Notes will be the close of business on the Business Day immediately preceding the date on which interest is scheduled to be paid; provided, further, that interest payable at the relevant Maturity will be payable to the Persons to whom the principal of such Notes is payable.

Section 2.05.      Place of Payment. The place where the Notes may be presented or surrendered for payment, where the Notes may be surrendered for registration of transfer or exchange and where notices and demand to or upon the Company in respect of the Notes and the Indenture may be served, shall be the Corporate Trust Office of the Trustee

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or the Paying Agent’s office maintained for that purpose in the Borough of Manhattan, City of New York.

Section 2.06.      Sinking Fund Obligations. The Company has no obligation to redeem or purchase any Notes pursuant to any sinking fund or analogous requirement.

Section 2.07.      Denomination. The Notes shall be issued only in fully registered form, without coupons, in denominations of $2,000 (other than the 8.30% Notes due 2023, the 7.65% Notes due 2023, the 7.875% Notes due 2027 Notes and the 8.30% Step-Down Notes due 2033, which shall be issued in denominations of $1,000) and multiples of $1,000 in excess thereof.

Section 2.08.      Currency. Principal and interest on the Notes shall be payable in such coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts.

Section 2.09.      Paying Agent for the Notes. The Trustee shall serve initially as the Paying Agent for the Notes.

Section 2.10.      Form of Notes; Book Entry Provisions.

(a)                Each series of the Notes shall be substantially in the form of the corresponding Annex attached hereto (other than, with respect to (x) any Additional Notes of any series of the Notes, changes related to issue date, issue price and first Interest Payment Date of such Additional Notes and (y) any Exchange Notes of any series of the Notes, changes related to legends, transfer restrictions, CUSIP/ISIN numbers and other changes customary for registered notes). The Notes may have notations, legends or endorsements required by law, rule or usage to which the Company is subject. Each Note shall be dated the date of its authentication.

(b)               (i) The Notes shall be resold initially only (A) to persons reasonably believed to be QIBs in reliance on Rule 144A under the Securities Act or (B) outside the United States, to persons other than “U.S. persons” as defined in Rule 902 under the Securities Act in compliance with Regulation S. Notes may thereafter be transferred to, among others, purchasers reasonably believed to be QIBs, and purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein. Notes initially resold pursuant to Rule 144A shall be issued in the form of one or more permanent global securities in fully registered form (collectively, the “Rule 144A Global Note”) and Notes initially resold pursuant to Regulation S shall be issued in the form of one or more permanent global securities in fully registered form (collectively, the “Regulation S Global Note”), in each case without interest coupons and with the Global Notes Legend and the applicable Restricted Notes Legend set forth in Section 2.11(e) hereof, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Notes Custodian and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided in this Indenture.

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(ii)               Beneficial interests in Regulation S Global Notes may be exchanged for interests in Rule 144A Global Notes of the same series if (1) such exchange occurs in connection with a transfer of Notes in compliance with Rule 144A and (2) the transferor of the beneficial interest in the Regulation S Global Note first delivers to the Trustee a written certificate (in the form of the Form of Exchange Certificate attached to the applicable Annex hereto) to the effect that the beneficial interest in the Regulation S Global Note, is being transferred to a Person (A) who the transferor reasonably believes to be a QIB, (B) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A and (C) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

(iii)             Beneficial interests in Rule 144A Global Notes may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Note only if the transferor first delivers to the Trustee a written certificate (in the form of Exhibit A) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S (if applicable).

(iv)             The Rule 144A Global Notes and the Regulation S Global Notes are collectively referred to herein as “Global Notes.” The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

(c)                This Section 2.10(c) shall apply only to a Global Note deposited with or on behalf of the Depository.

(i)                 The Company shall execute and the Trustee shall, in accordance with this Section 2.10(c), authenticate and deliver initially one or more Global Notes that (A) shall be registered in the name of the Depository for such Global Note or the nominee of such Depository and (B) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as custodian for the Depository.

(ii)               Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Note, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a Holder of a beneficial interest in any Global Note.

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(d)               Except as provided in Section 2.11 or 2.12, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.

(e)                The terms and provisions contained in the Notes shall constitute, and are expressly made, a part of this Supplemental Indenture and, to the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and agree to be bound thereby. If there is any conflict between the terms of the Notes and this Supplemental Indenture, the terms of this Supplemental Indenture shall govern.

(f)                The Notes may be presented for registration of transfer and exchange at the offices of the Security Registrar.

Section 2.11.      Special Transfer Provisions.

(a)                Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Security Registrar with a request:

(i)                 to register the transfer of such Definitive Notes; or

(ii)               to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Security Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(A)             shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and

(B)              are accompanied by the following additional information and documents, as applicable: (x) if such Definitive Notes are being delivered to the Security Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or (y) if such Definitive Notes are being transferred to the Company, a certification to that effect (in the form set forth on the reverse side of the Initial Note); or

(C)              if such Definitive Notes are being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or in reliance upon another exemption from the registration requirements of the Securities Act, (i) a certification to that effect (in the form set forth on the reverse side of the Initial Note) and (ii) if the Company or Security Registrar so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.11(e)(i).

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(b)               Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Security Registrar, together with:

(i)                 certification (in the form set forth on the reverse side of the Initial Note) that such Definitive Note is being transferred (A) to a QIB in accordance with Rule 144A or (B) outside the United States in an offshore transaction within the meaning of Regulation S and in compliance with Rule 903 or Rule 904 under the Securities Act; and

(ii)               written instructions directing the Trustee to make, or to direct the Notes Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depository account to be credited with such increase, then the Trustee shall cancel such Definitive Note and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Notes Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled. If no Global Notes are then outstanding and the Global Note has not been previously exchanged for certificated securities pursuant to Section 2.12, the Company shall issue and the Trustee shall authenticate, upon receipt of a Company order, a new Global Note in the appropriate principal amount.

(c)                Transfer and Exchange of Global Notes.

(i)                 The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with this Supplemental Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Note shall deliver a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in such Global Note or another Global Note and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred. Transfers by an owner of a beneficial interest in a Rule 144A Global Note to a transferee who takes delivery of such interest through a Regulation S Global Note, whether before or after the expiration of the Restricted Period, shall be

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made only upon receipt by the Trustee of a certification from the transferor to the effect that such transfer is being made in accordance with Rule 903 or Rule 904 of Regulation S or (if available) Rule 144 under the Securities Act and that, if such transfer is being made prior to the expiration of the Restricted Period, the interest transferred shall be held immediately thereafter through Euroclear or Clearstream.

(ii)               If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Security Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Security Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(iii)             Notwithstanding any other provisions of this Supplemental Indenture (other than the provisions set forth in Section 2.12), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(iv)             In the event that a Global Note is exchanged for Definitive Notes pursuant to Section 2.12 prior to the consummation of the Registered Exchange Offer or the effectiveness of the shelf registration statement with respect to such Notes, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section (including the certification requirements set forth on the reverse of the Initial Notes intended to ensure that such transfers comply with Rule 144, Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

(d)               Restrictions on Transfer of Regulation S Global Notes.

(i)                 Prior to the expiration of the Restricted Period, interests in a Regulation S Global Note may only be held through Euroclear or Clearstream. During the Restricted Period, beneficial ownership interests in a Regulation S Global Note may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures and only (a) to the Company, (b) so long as such security is eligible for resale pursuant to Rule 144A, to a person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (c) in an offshore transaction in accordance with Regulation S, (d) pursuant to an available exemption from registration under the Securities Act or (e) pursuant to an effective registration statement under the Securities Act, in each case in

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accordance with any applicable securities laws of any state of the United States; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in a Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person. Prior to the expiration of the Restricted Period, transfers by an owner of a beneficial interest in a Regulation S Global Note to a transferee who takes delivery of such interest through a Rule 144A Global Note shall be made only in accordance with the Applicable Procedures, pursuant to Rule 144 or 144A of the Securities Act and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse of the Initial Note to the effect that such transfer is being made to a person whom the transferor reasonably believes is a QIB within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A. Such written certification shall no longer be required after the expiration of the Restricted Period. In the case of a transfer of a beneficial interest in a Regulation S Global Note for an interest in a Rule 144A Global Note, the transferee must, at the request of the Company, deliver an opinion of counsel reasonably acceptable to the Company stating that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

(ii)               Upon the expiration of the Restricted Period, beneficial ownership interests in a Regulation S Global Note shall be transferable in accordance with applicable law and the other terms of the Indenture.

(e)                Legend.

(i)                 Each Note certificate evidencing the Global Notes (and all Notes that Global Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only), which is an alternate legend as contemplated by Section 2.05 of the Base Indenture:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

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TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

(ii)               Except as permitted by the following paragraphs (iii), (iv), (v) or (vi) each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.

BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER REPRESENTS THAT

(1)               IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, OR

(2)               IT IS NOT A “U.S. PERSON” AND IS OUTSIDE OF THE UNITED STATES (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT).

NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR][IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER

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OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY), ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

Each Note evidencing a Global Note offered and sold to QIBs pursuant to Rule 144A shall bear a legend in substantially the following form:

EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

Each Definitive Note shall bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

(iii)             Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Note, the Security Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Note if the Holder certifies in writing to the Security Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Note).

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(iv)             After a transfer of any Initial Notes during the period of the effectiveness of a shelf registration statement with respect to such Initial Notes, as the case may be, all requirements pertaining to the Restricted Notes Legend on such Initial Notes shall cease to apply and the requirements that any such Initial Notes be issued in global form shall continue to apply.

(v)               Upon the consummation of a Registered Exchange Offer with respect to the Initial Notes pursuant to which Holders of such Initial Notes are offered Exchange Notes in exchange for their Initial Notes, all requirements pertaining to Initial Notes that Initial Notes be issued in global form shall continue to apply, and Exchange Notes in global form without the Restricted Notes Legend shall be available to Holders that exchange such Initial Notes in such Registered Exchange Offer.

(vi)             Upon a sale or transfer after the expiration of the Restricted Period of any Initial Note acquired pursuant to Regulation S, all requirements that such Initial Note bear the Restricted Notes Legend shall cease to apply and the requirements requiring any such Initial Note be issued in global form shall continue to apply.

(f)                Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred, redeemed, repurchased or canceled, such Global Note shall be returned by the Depository to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

(g)               Obligations with Respect to Transfers and Exchanges of Notes.

(i)                 To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, Definitive Notes and Global Notes at the Security Registrar’s request.

(ii)               No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Section 9.06 or 11.06 of the Base Indenture).

(h)               Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent or the Security Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the

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purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Security Registrar shall be affected by notice to the contrary.

(i)                 The Company shall not be required to make and the Security Registrar need not register transfers or exchanges of Notes selected for redemption (except, in the case of Notes to be redeemed in part, the portion thereof not to be redeemed) or any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed.

(j)                 All Notes issued upon any transfer or exchange pursuant to the terms of this Supplemental Indenture shall evidence the same debt and shall be entitled to the same benefits under the Indenture as the Notes surrendered upon such transfer or exchange.

(k)               No Obligation of the Trustee.

(i)                 The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depository or any other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depository or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

(ii)               The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Supplemental Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Supplemental Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

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Section 2.12.     Definitive Notes.

(a)                A Global Note deposited with the Depository or with the Trustee as Notes Custodian for the Depository pursuant to Section 2.10 hereof shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.11 hereof and if (x) such Depository notifies the Company that it is unwilling or unable to continue as Depository for the series of Securities of which this Security is a part or at any time ceases to be a clearing agency registered as such under the Securities Exchange Act of 1934, as amended, and a successor depository is not appointed by the Company within 90 days, (y) the Company executes and delivers to the Trustee a Company order that this Global Security shall be so exchangeable or (z) there shall have occurred and be continuing an Event of Default with respect to the Securities of which this Security is a part and the Depository notifies the Trustee of its decision to exchange any Global Securities of such series for Securities registered in the names of Persons other than the Depository.

(b)               Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section shall be surrendered by the Depository to the Trustee at the Corporate Trust Office of the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of US$2,000 principal amount (other than the 8.30% Notes due 2023, the 7.65% Notes due 2023, the 7.875% Notes due 2027 Notes and the 8.30% Step-Down Notes due 2033, which shall be issued in denominations of US$1,000) or any integral multiple of US$1,000 in excess thereof and registered in such names as the Depository shall direct. Any Definitive Note delivered in exchange for an interest in the Transfer Restricted Note shall, except as otherwise provided by Section 2.11(d) hereof, bear the applicable Restricted Notes Legend set forth in Section 2.11(d) hereof.

(c)                Subject to the provisions of Section 2.12(b) hereof, the registered Holder of a Global Note shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(d)               In the event of the occurrence of one of the events specified in Section 2.12(a) hereof, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Notes in definitive, fully registered form without interest coupons. In the event that the Definitive Notes are not issued to each such beneficial owner promptly after the Security Registrar has received a request from the Holder of a Global Note to issue such Definitive Note, the Company expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to Article V of the Base Indenture (as modified herein), the right of any beneficial Holder of Notes to pursue such remedy with respect to the portion of the Global Note that represents such beneficial Holder’s Notes as if such Definitive Notes had been issued.

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(e)                By its acceptance of any Note bearing any legend in Section 2.11(e), each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in such legend in Section 2.12(e) and agrees that it shall transfer such Note only as provided in this Indenture.

(f)                The Security Registrar shall retain for a period of two years copies of all letters, notices and other written communications received pursuant to Section 2.10 or this Section 2.11. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable notice to the Security Registrar.

Section 2.13.      Change of Control Offer.

(a)                If a Change of Control Triggering Event occurs with respect to any series of the Notes (other than the 8.30% Notes due 2023, the 7.65% Notes due 2023, the 7.875% Notes due 2027, the 8.30% Step-Down Notes due 2033 and the 6.150% Notes due 2036), unless the Company has exercised its right to redeem such Notes, in full, as described in Section 2.14 herein, the Company will make an offer to each Holder (the “Change of Control Offer”) of Notes of such series to repurchase any and all of such Holder’s Notes of such series, at a repurchase price in cash equal to 101% of the aggregate principal amount of the Notes of such series repurchased plus accrued and unpaid interest, thereon to, but excluding, the date of repurchase (the “Change of Control Payment”). Within thirty (30) days following any Change of Control Triggering Event, the Company will mail (or otherwise deliver in accordance with the applicable procedures of the Depository) a notice to Holders of Notes describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the Notes on the date specified in the notice, which date will be no less than fifteen (15) days and no more than sixty (60) days from the date such notice is mailed (or otherwise delivered in accordance with the applicable procedures of the Depository) (the “Change of Control Payment Date”), pursuant to the procedures required by the Notes, and described in such notice.

(b)               The Company will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with this Section, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section by virtue of such conflicts.

(c)                The Company will not be required to offer to repurchase the Notes upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and the third party repurchases on the applicable date all Notes properly tendered and not withdrawn under its offer; provided that for all purposes of the Notes and the Indenture, a failure by such third party to comply with the

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requirements of such offer and to complete such offer shall be treated as a failure by the Company to comply with its obligations to offer to purchase the Notes unless the Company promptly makes an offer to repurchase the Notes at 101% of the principal amount thereof plus accrued and unpaid interest, if any, thereon, to the date of repurchase, which shall be no later than thirty (30) days after the third party’s scheduled Change of Control Payment Date.

(d)               On the Change of Control Payment Date, the Company will, to the extent lawful:

(i)                 accept or cause a third party to accept for payment all Notes properly tendered pursuant to the Change of Control Offer;

(ii)               deposit or cause a third party to deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes properly tendered; and

(iii)             deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an Officers’ Certificate stating the principal amount of the Notes being purchased.

(e)                For the purposes of this Section, the terms below are defined as follows:

“Below Investment Grade Rating Event” with respect to any series of Notes means such Notes are rated below all Investment Grade Ratings by at least two of the three Rating Agencies on any date from the earlier of (1) the occurrence of a Change of Control and (2) public notice of the Company’s intention to effect a Change of Control, in each case until the end of the 60-day period following public notice of the occurrence of the Change of Control; provided, however, that if (a) during such 60-day period, one or more Rating Agencies has publicly announced that it is considering the possible downgrade of such series of Notes, and (b) a downgrade by each of the Rating Agencies that has made such an announcement would result in a Below Investment Grade Rating Event, then such 60-day period shall be extended for such time as the rating of such series of Notes by any such Rating Agency remains under publicly announced consideration for possible downgrade to a rating below an Investment Grade Rating and a downgrade by such Rating Agency to a rating below an Investment Grade Rating could cause a Below Investment Grade Rating Event. Notwithstanding the foregoing, a rating event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a rating event for purposes of the definition of Change of Control Triggering Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at the Company’s or the Trustee’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the rating event).

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“Change of Control” means the occurrence of any of the following: (1) direct or indirect sale, transfer, lease, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to the Company or one of its subsidiaries; or (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Company or one of its subsidiaries becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of the Company’s voting stock; provided, however, that (a transaction will not be deemed to involve a Change of Control if (A) the Company becomes a wholly owned subsidiary of a holding company and (B)(x) the holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s voting stock immediately prior to that transaction or (y) immediately following that transaction no Person is the beneficial owner, directly or indirectly, of more than 50% of the voting stock of such holding company. For purposes of this definition, “voting stock” of a person means capital stock of any class or kind the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such person, even if the right to vote has been suspended by the happening of such a contingency

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Fitch” means Fitch Ratings Inc. and any successor to its rating agency business.

“Investment Grade Rating” means a rating by Moody’s equal to or higher than Baa3 (or the equivalent under a successor rating category of Moody’s), a rating by S&P equal to or higher than BBB- (or the equivalent under any successor rating category of S&P), a rating by Fitch equal to or higher than BBB- (or the equivalent under any successor rating category of Fitch), and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by the Company under the circumstances permitting the Company to select a replacement agency and in the manner for selecting a replacement agency, in each case as set forth in the definition of “Rating Agencies.”

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Rating Agencies” means (1) Moody’s, S&P and Fitch; and (2) if any or all of Moody’s, S&P or Fitch ceases to rate any series of the Notes or fails to make a rating of any series of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, that the Company selects (pursuant to a resolution of the Company’s Board of Directors) as a replacement agency for any of Moody’s, S&P or

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Fitch, or all of them, as the case may be, with respect to such series of the Notes, as applicable.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business and any successor to its rating agency business.

(f)                Nothing in this Section 2.13 shall apply to the 8.30% Notes due 2023, the 7.65% Notes due 2023, the 7.875% Notes due 2027, the 8.30% Step-Down Notes due 2033 and the 6.150% Notes due 2036.

Section 2.14.      Optional Redemption.

(a)                At any time prior to:

(i)                 the applicable Stated Maturity in respect of the 8.30% Step-Down Notes due 2033, the 6.150% Notes due 2036, the 4.750% Notes due 2021 Notes, the 3.900% Notes due 2022, the 6.125% Notes due 2041 and the 4.125% Notes due 2020, the Company may redeem Notes of such series, in whole or in part, at a redemption price equal to the greater of: (1) 100% of the principal amount of the Notes of such series to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest (excluding interest accrued to the applicable Redemption Date) on the Notes of such series to be redeemed from the Redemption Date to the applicable Stated Maturity, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus the Make-Whole Basis Points applicable to such series of Notes, plus, in each case, accrued and unpaid interest, if any, on the principal amount of the Notes of such series being redeemed to but excluding the Redemption Date;

(ii)               the applicable Par Call Date (as defined below) in respect of the 4.500% Notes due 2021, the 4.000% Notes due 2022, the 3.250% Notes due 2025, the 3.050% Notes due 2027, the 5.875% Notes due 2041, the 5.375% Notes due 2042, the 3.875% Notes due 2047 and the 3.500% Notes due 2024, the Company may redeem Notes of such series, in whole or in part, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes of such series to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest (excluding interest accrued to the applicable Redemption Date) on the Notes of such series to be redeemed from the Redemption Date to the applicable Stated Maturity, discounted to the applicable Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus the Make-Whole Basis Points applicable to such series of Notes, plus, in each case, accrued and unpaid interest, if any, on the principal amount of the Notes being redeemed to but excluding the Redemption Date of such series of Notes; and

(iii)             the applicable Par Call Date in respect of the 3.300% Notes due 2021 Notes, the 3.050% Notes due 2022, the 3.000% Notes due 2023, the 4.500%

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Notes due 2026, the 3.400% Notes due 2027 and the 4.800% Notes due 2046, the Company may redeem Notes of such series, in whole or in part, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes of such series to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest (excluding interest accrued to the applicable Redemption Date) on the Notes of such series to be redeemed from the Redemption Date to the applicable Par Call Date, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus the Make-Whole Basis Points applicable to such series of Notes, plus, in each case, accrued and unpaid interest, if any, on the principal amount of the Notes being redeemed to but excluding the Redemption Date.

(b)               Solely with respect to the 4.500% Notes due 2021, the 4.000% Notes due 2022, the 3.250% Notes due 2025, the 3.050% Notes due 2027, the 5.875% Notes due 2041, the 5.375% Notes due 2042, the 3.875% Notes due 2047, the 3.500% Notes due 2024, the 3.300% Notes due 2021 Notes, the 3.050% Notes due 2022, the 3.000% Notes due 2023, the 4.500% Notes due 2026, the 3.400% Notes due 2027 and the 4.800% Notes due 2046, at any time on or after the Par Call Date, the Company may redeem the Notes of such series, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus any interest accrued but not paid to, but excluding, the Redemption Date.

“Par Call Date” in respect of a series of Notes means the date set forth under the heading “Par Call Date” below across from the name of such series of Notes.

Series of Notes	Par Call Date
4.500% Notes due 2021	December 15, 2020
4.000% Notes due 2022 Notes	November 15, 2021
3.250% Notes due 2025	January 15, 2025
3.050% Notes due 2027	July 15, 2027
5.875% Notes due 2041	September 15, 2040
5.375% Notes due 2042	August 15, 2041
3.875% Notes due 2047	April 15, 2047
3.300% Notes due 2021	January 26, 2021
3.050% Notes due 2022	October 31, 2022
3.000% Notes due 2023	May 16, 2023
3.50% Notes due 2024	March 17, 2024
4.500% Notes due 2026	November 27, 2025
3.400% Notes due 2027	December 1, 2026
4.800% Notes due 2046	January 16, 2046

(c)                Notice of redemption shall be mailed or otherwise delivered in accordance with the applicable procedures of the Depository in accordance with Section 11.04 of the Base Indenture at least fifteen (15) but not more than sixty (60) days before the Redemption Date, to each Holder of the Notes to be redeemed. If less than all of the

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Notes then Outstanding of any series are to be redeemed, the Trustee will select the particular Notes or portions thereof in accordance with Section 11.03 of the Base Indenture.

(d)               For the purposes of this Section, the terms below are defined as follows:

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes to be redeemed (assuming, for this purpose, that such Notes listed in Section 2.14(a)(ii) and (iii) hereof mature on the Par Call Date applicable thereto).

“Comparable Treasury Price” means, with respect to any Redemption Date for any Notes, the average of all Reference Treasury Dealer Quotations obtained by the Company.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company from time to time.

“Make-Whole Basis Points” in respect of a series of Notes means the number of basis points set forth below under the heading “Make-Whole Basis Points” across from the name of such series of Notes.

Series of Notes	Make-Whole Basis Points
8.30% 2033 Step-Down Notes	20
6.150% Notes due 2036	25
4.750% Notes due 2021	45
3.900% Notes due 2022	40
6.125% Notes due 2041	50
4.125% Notes due 2020	25
4.500% Notes due 2021	20
4.000% Notes due 2022	35
3.250% Notes due 2025	17.5
3.050% Notes due 2027	15
5.875% Notes due 2041	25
5.375% Notes due 2042	40
3.875% Notes due 2047	20
3.50% Notes due 2024	20
3.300% Notes due 2021	35
3.050% Notes due 2022	15
3.000% Notes due 2023	25
4.500% Notes due 2026	45
3.400% Notes due 2027	30
4.800% Notes due 2046	40

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“Primary Treasury Dealer” means a primary U.S. government securities dealer in the United States.

“Reference Treasury Dealer” means each of J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Wells Fargo Securities, LLC and their respective successors; provided, however, that if any Reference Treasury Dealer ceases to be a Primary Treasury Dealer, the Company will substitute another Primary Treasury Dealer for that dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third (3rd) Business Day preceding such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Stated Maturity for the Notes to be redeemed yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release referred to in Clause (1) (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield-to-maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

(e)                Nothing in this Section 2.14 shall apply to the 8.30% Notes due 2023, the 7.65% Notes due 2023 and the 7.875% Notes due 2027.

Article 3
Guarantees

Section 3.01.      Guarantees.

(a)                Each of the Guarantors, as primary obligor and not merely as surety, hereby jointly and severally, irrevocably and fully and unconditionally guarantee to each Holder of the Notes and to the Trustee and its successor and assigns (each, a “Guarantee”) on an unsecured, unsubordinated basis and equal in right of payment to all existing and future unsecured, unsubordinated indebtedness of such Guarantor, the

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punctual payment when due of all monetary obligations of the Company under the Indenture (with respect to the Notes) and the Notes, whether for principal of or interest on the Notes.

(b)               The obligations of each Guarantor shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee, result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law, or being void or unenforceable under any law relating to insolvency of debtors.

(c)                Each Guarantor further agrees that (to the fullest extent permitted by law) its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Indenture, the Notes or the obligations of the Company or any other Guarantor hereunder or thereunder, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same, or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

(d)               Each Guarantor hereby waives (to the fullest extent permitted by law) the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that (except as otherwise provided in Section 3.03) its Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, the Indenture and the Guarantee. Such Guarantee is a guarantee of payment and not of collection.

Section 3.02.      Continuing Guarantees.

(a)                Each Guarantee shall be a continuing Guarantee and shall, subject to Section 3.03, (i) remain in full force and effect until payment in full of the principal amount of all Outstanding Notes (whether by payment at maturity, purchase, redemption, defeasance, retirement or other acquisition), (ii) be binding upon such Guarantor and (iii) inure to the benefit of and be enforceable by the Trustee, the Holders and their permitted successors, transferees and assigns.

(b)               The obligations of each Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced or terminated the obligations of any Guarantor hereunder and under its Guarantee (whether such payment shall have been made by or on behalf of the Company or by or on behalf of a Guarantor) is rescinded or reclaimed from any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of the Company or any Guarantor or otherwise, all as though such payment had not been made.

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Section 3.03.      Release of Guarantees.

(a)                A Guarantor will be automatically and unconditionally released from its obligations under the Indenture and with respect to its Guarantee (any of the following, a “Guarantee Release Condition”):

(i)                 with respect to any series of Notes, as applicable, if the Company exercises its legal defeasance option or our covenant defeasance option as described in Section 10.06 of the Base Indenture with respect to such series of Notes or if our obligations under the Indenture are discharged in accordance with the terms of the Indenture in respect of such series of Notes;

(ii)               with respect to all series of Notes, on the date upon which such Person ceases to be a Domestic Subsidiary of the Company; or

(iii)             with respect to all series of Notes, upon either (x) the substantially simultaneous termination, release or discharge of indebtedness for borrowed money of such Guarantor or any other Guarantor (including any release or discharge that would be conditioned on the release or discharge of the Guarantee hereunder or on the termination, release or discharge of any other guarantee or indebtedness for borrowed money) or (y) any other event or circumstance, in each case, as a result of which or upon which the aggregate principal amount of indebtedness for borrowed money issued or borrowed by the Guarantors (collectively) constitutes no more than 20.0% of the aggregate principal amount of indebtedness for borrowed money of the Company and its subsidiaries, on a consolidated basis, as of such time.

(b)               At the request of the Company, and upon delivery to the Trustee of an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent under the Indenture relating to such release have been complied with, the Trustee will execute any documents reasonably requested by the Company evidencing such release.

(c)                If a Guarantor is released from its obligations hereunder pursuant to this Section 3.03, it shall cease to be a “Guarantor” as defined in and for purposes hereof.

Section 3.04.      Notation Not Required.

Neither the Company nor any Guarantor shall be required to make a notation on the Notes to reflect any Guarantee or any release thereof.

Section 3.05.      Waiver of Subrogation.

(a)                Each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under its Guarantee and the Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Company, whether or not such claim, remedy

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or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights in relation to the Trustee until all monetary obligations of the Company under the Indenture (with respect to the Notes) and the Notes, whether for principal of or interest on the Notes, are paid in full. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of the Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section is knowingly made in contemplation of such benefits.

Section 3.06.      Notices.

Notice to any Guarantor shall be sufficient if addressed to such Guarantor care of the Company at the address, place and manner provided in Section 1.05 of the Base Indenture.

Article 4
Miscellaneous

Section 4.01.      Integral Part; Effect of Supplement on Indenture. This Supplemental Indenture constitutes an integral part of the Base Indenture. Except for the amendments and supplements made by this Supplemental Indenture (which only apply to the Notes and any other Securities issued thereunder), the Base Indenture shall remain in full force and effect as executed.

Section 4.02.      Adoption, Ratification and Confirmation. The Indenture, as supplemented by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

Section 4.03.      Trustee Not Responsible for Recitals. The recitals in this Supplemental Indenture are made by the Company, and the Trustee assumes no responsibility for the correctness of such recitals. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

Section 4.04.      Counterparts. This Supplemental Indenture may be executed in multiple counterparts, each of which shall be regarded for all purposes as an original and all of which shall constitute but one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture and signature pages for all purposes.

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Section 4.05.  Governing Law. This Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles thereof.

[Signature page follows]

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IN WITNESS WHEREOF, the Company and the Trustee have executed this Supplemental Indenture No. 3 as of the date first above written.

CIGNA CORPORATION
By: /s/ Timothy Buckley
Name: Timothy Buckley
Title: Vice President and Treasurer

EXPRESS SCRIPTS HOLDING COMPANY
By: /s/ Timothy Buckley
Name: Timothy Buckley
Title: Vice President

CIGNA HOLDING COMPANY
By: /s/ Timothy Buckley
Name: Timothy Buckley
Title: Vice President and Treasurer

U.S. BANK NATIONAL ASSOCIATION
By: /s/ Steven Vaccavello
Name: Steven Vaccavello
Title: Vice President

[Signature Page to the Supplemental Indenture No.3 to Cigna Corporation Indenture]

EXHIBIT A

FORM OF CERTIFICATE TO BE
DELIVERED IN CONNECTION WITH
TRANSFERS PURSUANT TO REGULATION S

[Date]

Attention:

Re:	Cigna Corporation (the “Company”) [applicable series of Notes] (the “Securities”)

Ladies and Gentlemen:

In connection with our proposed sale of $             aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(1)       the offer of the Securities was not made to a person in the United States;

(2)       either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

(3)       no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903 or Rule 904 of Regulation S, as applicable;

(4)       the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(5)       we have advised the transferee of the transfer restrictions applicable to the Securities.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any

Exhibit A-1

administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,
[Name of Transferor]
By:
Authorized Signature

Exhibit A-2

ANNEX 1

FORM OF FACE OF INITIAL NOTE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.

BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER REPRESENTS THAT

(1)       IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, OR

(2)       IT IS NOT A “U.S. PERSON” AND IS OUTSIDE OF THE UNITED STATES (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT).

NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES,

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TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR][IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY), ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

[EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.][2]

 ______________

[2] 144A notes only

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FORM OF NOTE

CIGNA CORPORATION.
[[●]% Notes due 20[●]]

CUSIP: [ ][3]
ISIN: [ ][4]

No. [     ]                                                                                                Principal Amount $[     ]

CIGNA CORPORATION, a Delaware corporation (herein called the “Company”), which term includes any successor Person under the Indenture hereinafter referred to, for value received, hereby promises to pay to CEDE & CO., or its registered assigns, the principal sum of [ ] Million Dollars ($[ ]) upon presentation and surrender of this Security on [•] and to pay interest thereon accruing from [•], or from the most recent date to which interest has been paid or duly provided for, semi-annually in arrears on [•] and [•] of each year, commencing on [•], and on the Maturity of this Security, (each an “Interest Payment Date”) at the rate of [•]% per annum, until the principal hereof is paid or made available for payment. The amount of interest payable on this Security on any Interest Payment Date shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable for any period shorter than a full monthly period shall be computed on the basis of the actual number of calendar days elapsed in such a period. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date, which shall be the close of business on the date that is fifteen (15) calendar days prior to the date on which interest is scheduled to be paid, regardless of whether such date is a Business Day (provided that if this Security is held by a securities depositary in book-entry form, the Regular Record Date for this Security will be the close of business on the Business Day immediately preceding the date on which interest is scheduled to be paid; provided, further, that interest payable at the relevant Maturity will be payable to the Persons to whom the principal of this Security is payable). If an Interest Payment Date is not a Business Day, then such Interest Payment Date shall be the next succeeding Business Day, and no further interest will accrue as a result of such delay. Any such interest not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than ten (10) calendar days prior to

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[3] CUSIPS TO BE LISTED FOR 144A AND REGULATION S.

[4] ISINS TO BE LISTED FOR 144A AND REGULATION S

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such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and interest on this Security will be made at the Corporate Trust Office of the Trustee or the Paying Agent’s office maintained for that purpose in the Borough of Manhattan, City of New York, in such coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

CIGNA CORPORATION
By:
Name:
Title:

Attest:
By:
Name:
Title:

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TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated under, and referred to in, the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:
Authorized Signatory

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[REVERSE SIDE OF SECURITY]

CIGNA CORPORATION
[[•]% Notes due [•]]

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of September 17, 2018 (the “Base Indenture”), as supplemented by the Supplemental Indenture No. 3, dated as of October [11], 2019 (the “Supplemental Indenture” and, together with the Base Indenture and as may be further amended and supplemented, the “Indenture”), between the Company, as issuer, and U.S. Bank National Association, as trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to $[•], subject to future issuances of additional Securities pursuant to Section 3.01 of the Base Indenture.

[At any time on or after [•], the Company may redeem Securities of this series, in whole or in part, at a redemption price equal to 100% of the principal amount of the Securities of this series, plus any interest accrued but not paid to, but excluding, the Redemption Date.][5]

At any time prior to [•][6], the Company may redeem Securities of this series, in whole or in part, at a redemption price equal to the greater of (i) 100% of the principal amount of the Securities of this series to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest (excluding interest accrued to the Redemption Date) on the Securities of this series to be redeemed from the Redemption Date to [•][7], discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus [•],[8] plus, in each case, accrued and unpaid interest, if any, on the principal amount of the Securities being redeemed to but excluding the Redemption Date.

Notice of redemption shall be mailed or otherwise delivered in accordance with the applicable procedures of the Depository at least fifteen (15) but not more than sixty

______________

[5] Insert if par call provision is applicable.

[6] Insert par call date, if par call applicable to this series. Insert stated maturity date if par not applicable.

[7] To be adjusted as appropriate in broken-out notes.

[8] Insert makewhole basis points

Annex 1-7

(60) days before the Redemption Date, to each Holder of the Securities to be redeemed. If less than all of the Notes then Outstanding of any series are to be redeemed, the Trustee will select the particular Notes or portions thereof in accordance with Section 11.03 of the Base Indenture.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Securities of this series to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities of this series to be redeemed [(assuming, for this purpose, that such Securities mature on [●][9])][10].

“Comparable Treasury Price” means, with respect to any Redemption Date for any Securities of this series, the average of all Reference Treasury Dealer Quotations obtained by the Company.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company from time to time.

“Primary Treasury Dealer” means a primary U.S. government securities dealer in the United States.

“Reference Treasury Dealer” means each of J.P. Morgan Securities LLC, Deutsche Bank Securities, Inc. and Wells Fargo Securities LLC, and their respective successors; provided, however, that if any Reference Treasury Dealer ceases to be a Primary Treasury Dealer, the Company will substitute another Primary Treasury Dealer for that dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by that Reference Treasury Dealer at 5:00 p.m. New York City time on the third (3rd) Business Day preceding such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the

______________

[9] Insert par call date, if applicable.

[10] Insert par call date, if applicable.

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maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Stated Maturity of the Securities to be redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release referred to in Clause (1) (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield-to-maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

[If a Change of Control Triggering Event occurs with respect to Securities of this series, unless the Company has exercised its right to redeem the Securities of this series in full, the Company will make an offer to each Holder (the “Change of Control Offer”) of Securities of this series to repurchase any and all of such Holder’s Securities of this series at a repurchase price in cash equal to 101% of the aggregate principal amount of the Securities of this series repurchased plus accrued and unpaid interest, if any, thereon, to but excluding the date of repurchase (the “Change of Control Payment”). Within thirty (30) days following any Change of Control Triggering Event, the Company will mail (or otherwise deliver in accordance with the applicable procedures of the Depository) a notice to Holders of Securities of this series describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the Securities of this series on the date specified in the notice, which date will be no less than fifteen (15) days and no more than sixty (60) days from the date such notice is mailed (or otherwise delivered in accordance with the applicable procedures of the Depository) (the “Change of Control Payment Date”), pursuant to the procedures required hereby and described in such notice.

The Company will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Securities as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control repurchase provisions of the Securities, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control repurchase provisions of the Securities by virtue of such conflicts.

The Company will not be required to offer to repurchase the Securities upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and the third party repurchases on the applicable date all Securities properly tendered and not withdrawn under its offer; provided that for all purposes of the Securities and the Indenture, a failure by such third party to comply with the requirements of such offer and to complete such offer shall be treated as a failure by the Company to comply with its obligations to offer to purchase the Securities unless the Company promptly makes an offer to repurchase the Securities at 101% of the principal

Annex 1-9

amount thereof plus accrued and unpaid interest, if any, thereon, to the date of repurchase, which shall be no later than thirty (30) days after the third party’s scheduled Change of Control Payment Date.

On the Change of Control Payment Date, the Company will, to the extent lawful:

•	accept or cause a third party to accept for payment all Securities properly tendered pursuant to the Change of Control Offer;
•	deposit or cause a third party to deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities properly tendered; and
•	deliver or cause to be delivered to the Trustee the Securities properly accepted, together with an Officers’ Certificate stating the principal amount of Securities being purchased.

“Below Investment Grade Rating Event” means the Securities of this series are rated below all Investment Grade Ratings by at least two of the three Rating Agencies on any date from the earlier of (1) the occurrence of a Change of Control and (2) public notice of the Company’s intention to effect a Change of Control, in each case until the end of the 60-day period following public notice of the occurrence of the Change of Control; provided, however, that if (i) during such 60-day period one or more Rating Agencies has publicly announced that it is considering the possible downgrade of such series of Securities, and (ii) a downgrade by each of the Rating Agencies that has made such an announcement would result in a Below Investment Grade Rating Event, then such 60-day period shall be extended for such time as the rating of such series of Securities by any such Rating Agency remains under publicly announced consideration for possible downgrade to a rating below an Investment Grade Rating and a downgrade by such Rating Agency to a rating below an Investment Grade Rating could cause a Below Investment Grade Rating Event. Notwithstanding the foregoing, a rating event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a rating event for purposes of the definition of Change of Control Triggering Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at the Company’s or the Trustee’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the rating event).

“Change of Control” means the occurrence of any of the following: (1) direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to the Company or one of its subsidiaries; or (2) the consummation of any transaction (including, without

Annex 1-10

limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Company or one of its subsidiaries becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of the Company’s voting stock; provided, however, that (i) a transaction will not be deemed to involve a Change of Control if (A) the Company becomes a wholly owned subsidiary of a holding company and (B)(x) the holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s voting stock immediately prior to that transaction or (y) immediately following that transaction no Person is the beneficial owner, directly or indirectly, of more than 50% of the voting stock of such holding company and (ii) in no event will either of (A) the Acquisition or any transaction undertaken in connection therewith or (B) the Required Merger be deemed to involve a Change of Control. For purposes of this definition, “voting stock” of a person means capital stock of any class or kind the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such person, even if the right to vote has been suspended by the happening of such a contingency.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event

“Fitch” means Fitch Ratings Inc. and any successor to its rating agency business

“Investment Grade Rating” means a rating by Moody’s equal to or higher than Baa3 (or the equivalent under a successor rating category of Moody’s), a rating by S&P equal to or higher than BBB- (or the equivalent under any successor rating category of S&P), a rating by Fitch equal to or higher than BBB- (or the equivalent under any successor rating category of Fitch), and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by the Company under the circumstances permitting the Company to select a replacement agency and in the manner for selecting a replacement agency, in each case as set forth in the definition of “Rating Agencies”.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Rating Agencies” means (1) Moody’s, S&P and Fitch; and (2) if any or all of Moody’s, S&P or Fitch ceases to rate the Securities of this series or fails to make a rating of the Securities of this series publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, that the Company selects (pursuant to a resolution of the Company’s Board of Directors) as a replacement agency for any of Moody’s, S&P or Fitch, or all of them, as the case may be, with respect to the Securities of this series, as applicable.

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“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor to its rating agency business.][11]

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected.

The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, or the right of the Holder of this Security, which is absolute and unconditional, to pay, or, in the case of the Holder of this Security, to receive payment of, the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the Corporate Trust Office of the Trustee or the Paying Agent’s office where the principal of (and premium, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing; and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in fully registered form, without coupons, in denominations of $[2,000][1,000][12] and multiples of $1,000 in excess

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[11]  Include if CoC covenant is applicable.

[12] To insert as appropriate.

Annex 1-12

thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for other Securities of this series, of a like tenor and aggregate principal amount but of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Sections 3.04, 9.06 or 11.07 of the Base Indenture not involving any transfer.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture provides that the Company, at the Company’s option, (a) will be discharged from any and all obligations in respect of the Securities (except for certain obligations to register the transfer or exchange of Securities, replace stolen, lost or mutilated Securities, maintain paying agencies and hold moneys for payment in trust) or (b) need not comply with certain restrictive covenants of the Indenture, in each case if the Company deposits, in trust with the Trustee, money, or U.S. Government Obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of (and premium, if any) or interest on the Securities on the dates such payments are due in accordance with the terms of such Securities, and certain other conditions are satisfied.

No recourse shall be had for the payment of the principal of or premium, if any, or interest, if any, on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, or against any past, present or future stockholder, officer, director, employee, or agent, as such, of the Company or of any successor Person thereof, whether by virtue of any law, statute or constitutional provision, or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released as a condition of, and as consideration for, the execution of this Indenture and the issue of the Securities.

If and to the extent that any provision of this Security limits, qualifies or conflicts with a provision of the Indenture, such provision of the Indenture shall control.

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All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

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ASSIGNMENT FORM

I or we assign and transfer this Security to: __________________

Insert social security or other identifying number of assignee

________________________________________________________________________

Print or type name, address and zip code of assignee

________________________________________________________________________

________________________________________________________________________

and irrevocably appoint                                              , as agent, to transfer this Security on the books of the Company.

The agent may substitute another to act for him.

Date: _______________

Signed:
(Sign exactly as name appears on the other side of this Security)

Signature Guarantee*:

*	Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.
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FORM OF TRANSFER CERTIFICATE

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144 under the Securities Act after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Company; or
(2)	☐	pursuant to an effective registration statement under the Securities Act; or
(3)	☐	inside the United States to a person reasonably believed to be a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act; or
(4)	☐	in an offshore transaction in compliance with Rule 903 or Rule 904 of Regulation S under the Securities Act; or
(5)	☐	pursuant to the exemption from registration provided by Rule 144 under the Securities Act or any other available exemption from the registration requirement of the Securities Act.

Unless one of the boxes is checked, the Trustee shall refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (5) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Signature

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TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: _______________                                          Notice: To be executed by an executive officer

Annex 1-17

FORM OF EXCHANGE CERTIFICATE

Cigna Corporation
Two Liberty Place
1601 Chestnut Street
Philadelphia, Pennsylvania 19192

US Bank, National Association
100 Wall Street, 16th Floor
New York, New York 10005

Re: [●]% Notes due 20[●]

Reference is hereby made to the Indenture, dated as of September 17, 2018 (the “Base Indenture”) and the Supplemental Indenture No. 3 thereto, dated as of October 11, 2019 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among CIGNA CORPORATION, a Delaware corporation, as issuer (the “Issuer”), CIGNA HOLDING COMPANY, a Delaware corporation, as subsidiary guarantor and EXPRESS SCRIPTS HOLDING COMPANY, a Delaware corporation, as subsidiary guarantor and US BANK, NATIONAL ASSOCIATION, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                     (the “Owner”) owns and proposes to exchange the Security[ies] or interest in such Security[ies] specified herein, in the principal amount of $             in such Security[ies] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that in connection with the Exchange of the Owner’s Regulation S Global Note for a beneficial interest in the Rule 144A Global Note, with an equal principal amount, the Security[ies] or interest in such Security[ies] specified herein [is][are] being transferred to a Person (A) who the transferor reasonably believes to be a QIB, (B) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A, and (C) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and are dated                     .

[Insert Name of Transferor]
By:
Name:
Title:

Dated: ______________________

Annex 1-18

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Notes Custodian

Annex 1-19